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Exhibit 10(vii)
To Nucor Corporation
2001 Form 10-K
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                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into between Nucor Corporation, a Delaware corporation, on behalf of itself and its affiliates (collectively "Nucor"), and John J. Ferriola, a resident of Charlotte, North Carolina (the "Employee").

     WHEREAS, Employee has been employed as an "at-will" employee of Nucor;

     WHEREAS, Nucor has offered Employee a promotion to a new position; and

     WHEREAS, the parties wish to formalize their employment relationship in writing and for Nucor to continue Employee's employment under the terms and conditions set forth below;

     NOW, THEREFORE, in consideration for the promises and mutual agreements contained herein, the parties agree as follows:

     1.   Employment. Nucor agrees to employ Employee in the position of
         -----------
Executive Vice President Sheet Mills, and Employee agrees to accept employment in this position, subject to the terms and conditions set forth in this Agreement.

     2.   Signing Payment. Nucor will pay Employee a one-time $10,000 amount
          ---------------
for executing this Agreement. This $10,000 will become due and payable to Employee upon Employee's execution of this Agreement.

     3.   Compensation and Benefits During Employment. Nucor will provide the
          -------------------------------------------
following compensation and benefits to Employee:

     (a.) Nucor will pay Employee a base salary of $277,200 per year, paid on a monthly basis, subject to withholding by Nucor and other deductions as required by law. This amount is subject to adjustment up or down by Nucor's Board of Directors at its sole discretion and without notice to Employee.

     (b.) Employee will be eligible for bonuses based on the Senior Officer Incentive Compensation Plans, as modified from time to time by, and in the sole discretion of, the Board of Directors of Nucor.

     (c.) Employee will be eligible for those employee benefits that are generally made available by Nucor to its employees.

     (d.) Employee shall be eligible to participate in the Key Employees Incentive Stock Option Plan (the "Option Plan") in accordance with the applicable terms and conditions of the Option Plan and a Key Employee Stock Option Certificate issued to Employee.

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     4.   Compensation Following Termination.
          ----------------------------------

     (a.) From the date of Employee's termination, whether by Employee or Nucor for any or no reason, Nucor will pay Employee a monthly amount for twenty-four
(24) months following Employee's termination. The monthly amount will be computed using the following formula: the amount of Employee's highest base salary level during the prior twelve months multiplied by 3.36 and the product divided by twelve. The payments shall be made at the end of each month following Employee's termination on Nucor's regular monthly payroll date.

     (b.) In exchange for Nucor's promises in this Section 4 and other good and valuable consideration, Employee agrees to strictly abide by the terms of Sections 10, 11, 13, and 17 of this Agreement. If Employee fails to strictly abide by the terms of Sections 10, 11, 13, and 17 of this Agreement, Nucor may, at its option, do any or all of the following: (i) pursue any legal remedies available to it (including but not limited to injunctive relief, damages, and specific performance), and (ii) declare the monthly payment forfeited with respect to any month during which Employee is in breach of this Agreement. Nucor may declare the monthly payment forfeited if Employee is in breach of this Agreement for any portion of the month at issue, and Employee will not be entitled to a payment for that month.

     (c.) If Employee is employed by Nucor at the time of Employee's death, Nucor's obligations to make any monthly payments under this Agreement will automatically terminate and Employee's estate and executors will have no rights to payments under this Agreement. If Employee dies during the first twelve months following Employee's termination from employment with Nucor, then Nucor will pay Employee's estate the monthly payments through the end of the twelfth month following Employee's termination. If Employee dies twelve or more months after termination of Employee's employment with Nucor, then Nucor's obligations to make monthly payments under this Agreement will automatically terminate without the necessity of Nucor providing written notice.

     5.   Duties and Responsibilities; Best Efforts. While employed by Nucor,
          -----------------------------------------
Employee shall perform such duties for and on behalf of Nucor as may be determined and assigned to Employee from time to time by members of Nucor's Board of Directors. Employee shall devote his full time and best efforts to the business and affairs of Nucor. During the term of Employee's employment with Nucor, Employee will not undertake other paid employment or engage in any other business activity without prior written consent of Nucor.

     6.   Employment at Will. The parties acknowledge and agree that this
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Agreement does not create employment for a definite term and that Employee's employment with Nucor is terminable by Nucor or Employee at any time, with or without cause and with or without notice, unless otherwise expressly set forth in a separate written agreement executed by Employee and Nucor after the date of this Agreement.

     7.   Change in Employee's Position. In the event that Nucor transfers,
          -----------------------------
demotes, promotes, or otherwise changes Employee's compensation or position with Nucor, the restrictions and post-termination obligations of this Agreement shall remain in full force and effect on both parties.

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     8.   Recognition of Nucor's Legitimate Interests. Employee understands and
          -------------------------------------------
acknowledges that Nucor and its affiliates compete in North America in the research, manufacture, marketing, sale and distribution of steel and steel products, including but not limited to flat-rolled steel, steel shapes, structural steel, steel plate, steel joists and girders, steel deck, steel fasteners, and metal building systems. As part of Employee's employment with Nucor, Employee will be provided significant Confidential Information by Nucor (as defined below). In addition, Employee will have direct contact with Nucor's customers, in which capacity he is expected to develop good relationships with such customers. Employee acknowledges that Nucor's competitors would obtain an unfair advantage if Employee disclosed the Confidential Information to a competitor, used it in a competitor's behalf, or if he were able to exploit the relationships he developed as an employee of Nucor to solicit business on behalf of a competitor.

     9.   Definition of Confidential Information. As used in this Agreement,
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Confidential Information shall include, without limitation, financial and budgetary information and strategies; plant design, specifications, and layouts; equipment design, specifications, and layouts; product design and specifications; manufacturing processes, procedures, and specifications; data processing or other computer programs; research and development projects; marketing information and strategies; customer lists; vendor lists; information about customer preferences and buying patterns; information about prospective customers, vendors, or business opportunities; information about Nucor's costs and the pricing structure used in sales to customers; information about Nucor's overall corporate business strategy; and technological innovations used in the business.

     10.  Agreement to Maintain Confidentiality.
          -------------------------------------

     (a.) Except as otherwise provided in this Agreement, during Employee's employment with Nucor and at all times after the termination of Employee's employment, Employee covenants and agrees to treat as confidential and not to negligently or intentionally disclose, and to use only for the advancement of the interests of Nucor, all Confidential Information submitted to the Employee or received, compiled, developed, designed, produced, accessed, or otherwise discovered by the Employee from time to time while employed by Nucor. Employee will not disclose or divulge the Confidential Information to any person, entity, firm or company whatsoever or use the Confidential Information for Employee's own benefit or for the benefit of any person, entity, firm or company other than Nucor.

     (b.) Employee specifically acknowledges that the Confidential Information, whether reduced to writing or maintained in the mind or memory of Employee, and whether compiled or created by Employee, Nucor, or any of its affiliates or customers, derives independent economic value from not being readily known to or ascertainable by proper means by others who could obtain economic value from the disclosure or use of the Confidential Information. Employee also acknowledges that reasonable efforts have been put forth by Nucor to maintain the secrecy of the Confidential Information, that the Confidential Information is and will remain the sole property of Nucor or any of its affiliates or customers, as the case may be, and that any retention and/or use of Confidential Information during or after the termination of Employee's

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employment with Nucor (except in the regular course of performing his duties hereunder) will constitute a misappropriation of the Confidential Information belonging to Nucor.

     (c.) Employee's obligations under this Section 10 will survive termination of his employment and will continue indefinitely. For purposes of this Section, information shall not be deemed to be "Confidential Information" to the extent that the information (i) is in the public domain, or hereafter becomes generally known or available through no action or omission on the part of Employee; (ii) is furnished to any person by Nucor without restriction on disclosure; (iii) becomes known to the Employee from a source other than Nucor, without a breach of any agreement with Nucor and without any restriction on disclosure; (iv) is required to be disclosed by judicial action, provided, however, that prompt notice of said judicial action shall have been given to Nucor and that efforts to avoid disclosure shall have been exhausted; or (v) is disclosed after written approval for the disclosure has been given by Nucor.

     11.  Noncompetition.
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     (a.) Employee hereby agrees that for the duration of Employee's employment with Nucor, and for a period of twenty-four (24) months thereafter, Employee will NOT, within the Restricted Territory, do any of the following:

          (1) Engage directly or indirectly (either as an owner, employee, consultant, or in any similar capacity) in the research, development, manufacture, marketing, sale, or distribution of steel or steel products which are the same as or similar to those in development, manufactured, and/or sold by Nucor on the date of Employee's termination.

          (2) Solicit or encourage any customers of Nucor (a) with whom Employee had direct contact during the last twelve (12) months of Employee's employment with Nucor, and (b) who remain Nucor customers at the time of solicitation, to purchase steel or steel products from any entity other than Nucor.

          (3)  Encourage, induce, or attempt to induce any employees of Nucor
     (a) with whom Employee had direct contact during the last twelve (12) months of Employee's employment with Nucor, and (b) who remain employed by Nucor at the time of the attempted inducement, to end their employment relationship with Nucor.

     (b.) As used in this provision, "Restricted Territory" shall mean the following:

          (1)  The United States, Canada, and Mexico.

          (2) If the definition in subparagraph (b)(1) is found to be unreasonable with respect to subparagraph (a)(1), (a)(2), or (a)(3) of this Section 11, then with regard to such subparagraph, the term "Restricted Territory" shall mean the United States.

          (3) If the definitions in subparagraphs (b)(1) and (b)(2) are found to be unreasonable with respect to subparagraph (a)(1), (a)(2), or
     (a)(3) of this Section 11, then with regard to such subparagraph, the term "Restricted Territory" shall mean each state in

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     the United States in which Nucor has a manufacturing facility or plant on the date of the termination of Employee's employment with Nucor (at the time of entry into this Agreement, these states include North Carolina, South Carolina, Texas, Alabama, Arkansas, Nebraska, Utah, Indiana, and
     New York).

     (c.) Employee specifically agrees that the post-termination restrictions in this Section 11 will apply to Employee regardless of whether termination of employment is initiated by Nucor or Employee and regardless of the reason for termination of Employee's employment. Further, Employee acknowledges and agrees that Nucor's payment of the compensation described in Section 4 is intended to compensate Employee for the limitations on Employee's competitive activities described in this Section 11 for the two-year period following Employee's employment with Nucor regardless of the reason for termination. Thus, for example, in the event that Nucor terminates Employee's employment without cause, Employee expressly agrees that the restrictions in this Section 11 will apply to Employee notwithstanding the reasons or motivations of Nucor in terminating Employee's employment.

     12.  Severability. It is the intention of the parties to restrict the
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activities of Employee only to the extent reasonably necessary for the protection of Nucor's legitimate interests. The parties specifically covenant and agree that should any of the provisions in this Agreement be deemed by a court of competent jurisdiction too broad for the protection of Nucor's legitimate interests, the parties authorize the court to narrow, limit or modify the restrictions herein to the extent reasonably necessary to accomplish such purpose. In the event such limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

     13.  Assignment of Intellectual Property Rights.
          ------------------------------------------

     (a.) Employee hereby assigns to Nucor Employee's entire right, title and interest, including copyrights and patents, in any idea, invention, design of a useful article (whether the design is ornamental or otherwise), and any other work of authorship (collectively the "Developments"), made or conceived during Employee's employment by Nucor solely or jointly by Employee, or created wholly or in part by Employee, whether or not such Developments are patentable, copyrightable or susceptible to other forms of protection, where the
Developments: (i) relate to Nucor's actual or anticipated business or research or development, or (ii) are suggested by or result from any work performed by Employee on Nucor's behalf.

     (b.) In connection with any of the Developments assigned in subparagraph
(a) above: (i) Employee will promptly disclose them to Nucor's management; and
(ii) Employee will, on Nucor's request, promptly execute a specific assignment of title to Nucor or its designee, and do anything else reasonably necessary to enable Nucor or its designee to secure a patent, copyright, or other form of protection therefore in the United States and in any other applicable country.

     14. Enforcement. In addition to any other remedies available to Nucor,
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the provisions of this Agreement may be enforced by injunction to (a) restrain any violation by Employee, Employee's partners, agents, servants, employers, and employees, and all persons acting for or with Employee, and (b) to compel specific performance of the terms and conditions of this

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Agreement. Employee represents and acknowledges that in the event of the termination of Employee's employment for any reason, Employee's experience and capabilities are such that Employee can obtain employment and that enforcement of this Agreement by way of injunction will not prevent Employee from earning a livelihood.

     15. Reasonableness of Restrictions. Employee has carefully considered the
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nature and extent of the restrictions upon him and the rights and remedies conferred upon Nucor under Sections 4, 10, 11, 13, and 14 and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which would otherwise be unfair to Nucor, do not interfere with Employee's exercise of his inherent skill and experience, are reasonably required to protect the legitimate interests of Nucor, and do not confer a benefit upon Nucor disproportionate to the detriment to the Employee. Employee certifies that he has had the opportunity to discuss this Agreement with such legal advisors as he chooses and that he understands its provisions and has entered into this Agreement freely and voluntarily.

     16.  Applicable Law. This Agreement shall be interpreted, construed and
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governed according to the laws of the State of North Carolina, regardless of choice of law principles to the contrary. Further, Nucor and Employee agree that in any dispute between them jurisdiction and venue are appropriate in Mecklenburg County, North Carolina.

     17.  Employee to Return Property. Employee agrees that upon (a) the
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termination of Employee's employment with Nucor, whether by Employee or Nucor for any reason (with or without cause), or (b) the written request of Nucor, Employee (or in the event of the death or disability of Employee, Employee's heirs, successors, assigns and legal representatives) shall return to Nucor any and all property of Nucor, including but not limited to all Confidential Information, notes, data, tapes, computers, lists, reference items, phones, documents, sketches, drawings, software, product samples, rolodex cards, forms, manuals, and equipment, without retaining any copies or summaries of such property.

     18.  Entire Agreement; Amendments. This Agreement discharges and cancels
          ----------------------------
all previous agreements and constitutes the entire agreement between the parties with regard to the subject matter hereof. No agreements, representations, or statements of any party not contained herein shall be binding on either party. Further, no amendment or variation of the terms or conditions of this Agreement shall be valid unless in writing and signed by both parties.

     19. Assignability. This Agreement and the rights and duties created
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hereunder shall not be assignable or delegable by Employee. Nucor may, at its option and without consent of Employee, assign its rights and duties hereunder to any successor entity or transferee of Nucor's assets.

     20. Binding Effect. This Agreement shall be binding upon and inure to the
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benefit of Nucor and Employee and their respective successors, assigns, heirs and legal representatives.

     21.  No Waiver. No failure or delay by any party to this Agreement to
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enforce any right specified in this Agreement will operate as a waiver of such right, nor will any single or

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partial exercise of a right preclude any further or later enforcement of the right within the period of the applicable statute of limitations.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates specified below.

                                       JOHN J. FERRIOLA

                                                   /s/ JOHN J. FERRIOLA_
                                       ----------------------------------------
                                       John J. Ferriola

                                       Date:      1/30/02
                                            -----------------------------------

                                       NUCOR CORPORATION

                                       By:     /s/ TERRY S. LISENBY
                                          -------------------------------------
                                       Its:    Executive Vice President and CFO
                                           ------------------------------------
                                       Date:      1/30/02
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